UNITED STATES OF AMERICA
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549



                           FORM 8-K



       Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



Date of Report (Date of earliest event reported) October 5,  1998
                                                -----------------
(September 30, 1998)
--------------------


                   COMTEC INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)



     New Mexico                  0-12116           75-2456757
     ----------                  -------           ----------
  (State or other              (Commission        (IRS Employer
    Jurisdiction               File Number)     Identification No.)
 Of Incorporation)

9350 East Arapahoe Road, Suite 340, Englewood, Co.        80112
--------------------------------------------------        -----
    (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (303) 662-8373



               This Document consists of  2  pages

Item 5:  Other Items

Outside Director Appointed to the Board of Directors

     At the scheduled Board of Directors meeting held September 30, 1998, Marc E. Maassen was appointed to the Board of Directors of ComTec International, Inc. by the Board of Directors in accordance with the Bylaws of the Corporation. Mr. Maassen who had no previous association with the Company, its current or prior management, will serve as an outside director of the Company. Mr. Maassen, a resident of Boulder, Colorado has over twenty years of experience in both the telecommunications and high tech industries, and is currently an executive Vice President of ICG Communications, Inc., a publicly traded local telephone exchange carrier located in Englewood, Colorado. The new Director's background and experience encompasses developing emerging companies, turnaround situations and startup business planning and development. Mr. Maassen earned a B.S. in Business Administration from the Colorado State University in 1974.

     Mr. Maassen joins James J. Krejci and Gordon D. Dihle on the Board of Directors. Mr. Krejci, MBA, formerly a top executive with Jones Intercable, Inc./Jones International, Ltd. associated companies was elected to the Board of Directors at a special meeting of shareholders held on August 26, 1998 and named as CEO and President of the Company on September 2, 1998. Mr. Dihle, an attorney and CPA was also elected to the Board of Directors at the special meeting of shareholders held on August 26, 1998 and appointed as Secretary and Treasurer of the Company on September 2, 1998. All directors will serve until the next annual meeting of the Shareholders.




                           SIGNATURES

                                   ComTec International, Inc.
                                   --------------------------
                                   (Registrant)

Date:   October 5, 1998
                                   s/s James Krejci
                                   ______________________________
                                   James Krejci - Authorized
                                   Officer, CEO and President.